Prudential

MyRock℠ Advisor Individual Variable Annuity

Issued by Pruco Life Insurance Company (Pruco)

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
1600 Malone Street
Millville, NJ 08332

1. OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

Non Entity: ☐ Natural Person(s) ☐ UGMA/UTMA

Entity: ☐ Custodian ☐ Trust* ☐ Nonqualified Deferred Compensation Plan* ☐ Qualified Plans*

**If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.*

B. OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix, Trust or Custodian)*

Street address | City | State | Zip

Home phone | Mobile phone | Email address

C. JOINT OWNER - Not available if Owner is a Custodian, Trust or for Qualified Annuities. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address | City | State | Zip

Home phone ______ Relationship to Owner ______

D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Custodian or Trust.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address | City | State | Zip

Home phone | Mobile phone | Email address

ICC22-P-VA-APP(2/22)
Page 1 of 9
(All pages must be returned)
ORD 310098 IIPRC

Page 2 of 9 (All pages must be returned) ORD 310098 IIPRCICC22-P-VA-APP(2/22) E. OPTIONAL OTHER ANNUITANT For Custodial IRA contracts your Optional Other Annuitant will be set up as a Contingent Annuitant. For Non-Qualified contracts your Optional Other Annuitant will be set up as a Joint Annuitant. 1. OWNERSHIP INFORMATION (continued) U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Relationship to Owner 2. BENEFICIARY INFORMATION • Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected. • Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%. • For more than 3 beneficiaries, use section 5 to provide all information requested below for each beneficiary. • For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary. Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Trustee Name Date of Trust (mm/dd/yyyy) TRUSTEE NAME AND DATE OF TRUST REQUIRED ONLY IF A TRUST IS LISTED AS BENEFICIARY

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ 457(b)* *(gov't. entity)* ☐ IRA ☐ Roth IRA ☐ 403(b)*

☐ 457(b)* *(501(c) tax-exempt)* ☐ SEP-IRA*

**The following information is only required if the contract is being issued under an employer sponsored plan, including a Simplified Employee Pension Plan (SEP).*

Are you Self Employed? ☐ Yes ☐ No

Employer Plan No. *(if available)* ____________ Employer Plan Name ____________

Street address ____________ City ____________ State ______ Zip ______

B. PREMIUM(S) - Must total at least $10,000

Source of Funds	Payment Type: Qualified	Payment Type: Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		

Total Expected Amount $ ____________

[1] If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed.*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

ICC22-P-VA-APP(2/22) Page 3 of 9 (All pages must be returned) ORD 310098 IIPRC

Page 4 of 9 (All pages must be returned) ORD 310098 IIPRCICC22-P-VA-APP(2/22) 4. INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS Optional Death Benefit: Return of Premium Death Benefit Available as a stand-alone benefit or with the Dynamic Income Benefit listed above. OPTIONAL BENEFITS Optional Living Benefit: Prudential DYNAMIC Income Benefit Variable income, complete investment option flexibility. Your Annual Income Amount will be based on a Single Designated Life unless you provide us with a Spousal Designated Life below. This election may be changed at any time prior to the start of income. If your spouse is listed as the Primary Beneficiary in Section 2, check this box to designate your spouse as the Spousal Designated Life. OR For custodial accounts please provide the following information regarding the spouse. Name (First, Middle, Last) Male Female Date of birth (mm/dd/yyyy) 3. ANNUITY INFORMATION (continued) A. 6 OR 12 MONTH DOLLAR COST AVERAGING (DCA) PROGRAM - Please see the prospectus for details on this program. B. AUTOMATIC REBALANCING If not enrolling in 6 or 12 Month DCA, proceed to the next section. If enrolling in 6 or 12 Month DCA, check the applicable box and proceed to Section 4C to select the Portfolios to which your DCA transfers will be allocated. You may not participate in both the 6 and 12 Month DCA at the same time. If enrolling in 6 or 12 Month DCA, Income Withdrawals under the Dynamic Income Benefit will be subject to a Market Value Adjustment, which can be negative or positive, and can increase the total amount withdrawn and impact the benefit. See the prospectus for details. 6 or 12 Month DCA may not be available in all states. 6 Month DCA % of Purchase Payment 12 Month DCA % of Purchase Payment If you choose to allocate less than 100% of your purchase payment to the 6 or 12 month DCA program, the remaining per- centage of your purchase payment will be allocated to the investments you select in Section 4C. Each time you make an additional Purchase Payment, you need to elect a new 6 or 12 Month DCA program for that additional purchase payment. Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency. Day of the Month (1st – 28th) _______ Rebalancing Frequency: Monthly Quarterly Semi-Annually Annually We will not automatically rebalance your variable Account Value to stay consistent with the original allocation unless you specifically direct us to do so above. You and your Financial Professional are responsible for determining which Sub-Account(s) are best for you.

4. INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS (continued) C. INVESTMENT OPTIONS EQUITY Large-Cap Growth American Funds Insurance Series® Growth Fund - Class 1 BlackRock Capital Appreciation V.I. Fund - Class I BlackRock Large Cap Focus Growth V.I. Fund - Class I ClearBridge Variable Aggressive Growth Portfolio - Class I ClearBridge Variable Large Cap Growth Portfolio - Class I Fidelity® Variable Insurance Products Contrafund℠ Portfolio - Initial Class Fidelity® Variable Insurance Products Growth Opportunities Portfolio - Initial Class Fidelity® Variable Insurance Products Growth Portfolio - Initial Class MFS® Growth Series - Initial Class MFS® Massachusetts Investors Growth Stock Portfolio - Initial Class PSF PGIM Jennison Growth Portfolio - Class I Vanguard Variable Insurance Fund Capital Growth Portfolio Vanguard Variable Insurance Fund Growth Portfolio Large-Cap Blend American Funds Insurance Series® Growth-Income Fund - Class 1 American Funds Insurance Series® Washington Mutual Investors FundSM - Class 1 BlackRock Advantage Large Cap Core V.I. Fund - Class I ClearBridge Variable Appreciation Portfolio - Class I MFS® Investors Trust Series - Initial Class MFS® Research Series - Initial Class PSF PGIM Jennison Blend Portfolio - Class I PSF PGIM Jennison Focused Blend Portfolio - Class I PSF Stock Index Portfolio - Class I Vanguard Variable Insurance Fund Equity Index Portfolio Vanguard Variable Insurance Fund Total Stock Market Index Portfolio Large-Cap Value BlackRock Basic Value V.I. Fund - Class I BlackRock Equity Dividend V.I. Fund - Class I ClearBridge Variable Dividend Strategy Portfolio - Class I MFS® Value Series - Initial Class PSF PGIM Jennison Value Portfolio - Class I Vanguard Variable Insurance Fund Equity Income Portfolio Vanguard Variable Insurance Fund Diversified Value Portfolio VA U.S. Large Value Portfolio Mid-Cap Growth MFS® Mid Cap Growth Series Initial Class PSF Mid-Cap Growth Portfolio - Class I Mid-Cap Blend ClearBridge Variable Mid Cap Portfolio - Class I Fidelity® Variable Insurance Products Mid Cap Portfolio - Initial Class Vanguard Variable Insurance Fund Mid-Cap Index Portfolio Small-Cap Growth ClearBridge Variable Small Cap Growth Portfolio - Class I MFS® New Discovery Series - Initial Class Small-Cap Blend Fidelity® Variable Insurance Products Disciplined Small Cap Portfolio - Initial Class PSF Small-Cap Stock Index Portfolio - Class I Small-Cap Value PSF Small-Cap Value Portfolio - Class I VA U.S. Targeted Value Portfolio International Developed Markets Fidelity® Variable Insurance Products International Capital Appreciation Portfolio - Initial Class MFS® International Intrinsic Value Portfolio - Initial Class PSF Global Portfolio - Class I VA International Small Portfolio VA International Value Portfolio Vanguard Variable Insurance Fund International Portfolio Vanguard Variable Insurance Fund Total International Stock Market Index Portfolio Page 5 of 9 (All pages must be returned) ORD 310098 IIPRCICC22-P-VA-APP(2/22) Prudential assesses a Fund Access Charge on Account Value invested in certain Investment Options. Please see the product prospectus for the list of Investment Options to which the Fund Access Charge applies.

4. INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS (continued) C. INVESTMENT OPTIONS (continued) International Emerging Markets Fidelity® Variable Insurance Products Emerging Markets Portfolio - Initial Class Sector Exposure Fidelity® Variable Insurance Products Consumer Discretionary Portfolio - Initial Class Fidelity® Variable Insurance Products Financial Services Portfolio - Initial Class Fidelity® Variable Insurance Products Health Care Portfolio - Initial Class Fidelity® Variable Insurance Products Industrials Portfolio - Initial Class Fidelity® Variable Insurance Products Technology Portfolio - Initial Class Fidelity® Variable Insurance Products Utilities Portfolio - Initial Class MFS® Technology Portfolio - Initial Class MFS® Utilities Series - Initial Class PSF Natural Resources Portfolio - Class I Vanguard Variable Insurance Fund Real Estate Index Portfolio FIXED INCOME Domestic American Funds Insurance Series® The Bond Fund of America® - Class 1 American Funds Insurance Series® U.S. Government Securities Fund® - Class 1 Fidelity® Variable Insurance Products Investment Grade Bond Portfolio - Initial Class MFS® Total Return Bond Series - Initial Class PSF PGIM Total Return Bond Portfolio - Class I PSF PGIM Government Income Portfolio - Class I Vanguard Variable Insurance Fund Total Bond Market Index Portfolio Western Asset Core Plus VIT Portfolio - Class I High Yield Fidelity® Variable Insurance Products High Income Portfolio - Initial Class PSF PGIM High Yield Bond Portfolio - Class I Vanguard Variable Insurance Fund High Yield Bond Portfolio Western Asset Variable Global High Yield Bond Portfolio - Class I Global Fixed Income VA Global Bond Portfolio Vanguard Variable Insurance Fund Global Bond Index Portfolio Money Market PSF PGIM Government Money Market Portfolio - Class I Short Term American Funds Insurance Series® Ultra-Short Bond Fund - Class 1 Vanguard Variable Insurance Fund Short-Term Investment-Grade Portfolio VA Short-Term Fixed Portfolio Floating Rate Fidelity® Variable Insurance Products Floating Rate High Income Portfolio - Initial Class Unconstrained Fidelity® Variable Insurance Products Strategic Income Portfolio - Initial Class ASSET ALLOCATION American Funds Insurance Series® Asset Allocation Fund - Class 1 BlackRock Global Allocation V.I. Fund - Class I Fidelity® Variable Insurance Products Balanced Portfolio - Initial Class Franklin Multi-Asset Variable Conservative Growth Fund - Class I Franklin Multi-Asset Variable Growth Fund - Class I Franklin Multi-Asset Variable Moderate Growth Fund - Class I MFS® Total Return Series - Initial Class PSF PGIM Flexible Managed Portfolio - Class I PSF PGIM 50/50 Balanced Portfolio - Class I VA Global Moderate Allocation Portfolio Vanguard Variable Insurance Fund Balanced Portfolio Vanguard Variable Insurance Fund Conservative Allocation Portfolio Vanguard Variable Insurance Fund Moderate Allocation Portfolio Page 6 of 9 (All pages must be returned) ORD 310098 IIPRCICC22-P-VA-APP(2/22) Total %

5. ADDITIONAL INFORMATION If needed for: • Beneficiaries (include Beneficiary’s full social security number, name, date of birth, address, email address, telephone number, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.) • Interested Parties (include name, social security number, date of birth and address.) • Special Instructions 6. FINANCIAL PROFESSIONAL AUTHORIZATION Do you authorize your financial professional, who is also signing this application, to perform Contract Maintenance and Provide Investment/Allocation Instructions as defined in the Definitions and Disclosure? Yes No If not checked, the answer will default to “No.” If you wish to authorize an additional financial professional to provide advisory services to you in connection with this annuity, you must complete the appropriate form(s). 7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Page 7 of 9 (All pages must be returned) ORD 310098 IIPRCICC22-P-VA-APP(2/22) • I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and • I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and • I acknowledge that I have received a current prospectus for this annuity; and • I understand and acknowledge that the investment advisory services provided to me in connection with this Annuity are not provided by Pruco Life Insurance Company or Prudential Annuity Distributors, Inc. (“PAD”) and neither Pruco Life Insurance Company nor PAD are responsible for, and will not be liable to me for, such investment advisory services; and • I understand that any investment advisory fee I will pay for advisory services is in addition to and separate from the fees and expenses of this Annuity; and • I understand that amounts allocated to the 6 or 12 Month DCA Options may be subject to a Market Value Adjustment if withdrawn or transferred prior to completion of the 6 or 12 Month DCA Program. See prospectus for details. • I understand that any values based on the investment experience of the Sub-accounts of the variable separate account are not guaranteed and will increase or decrease with investment experience. By signing below, I acknowledge that I have read, understand, and agree to the following statements:

Page 8 of 9 (All pages must be returned) ORD 310098 IIPRCICC22-P-VA-APP(2/22) 7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) Joint Owner Signature Date of Signature (mm/dd/yyyy) Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) If signing on behalf of a custodian, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE SIGN HERE SIGN HERE SIGN HERE TITLE (if any) This form, and the information contained within, is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Prudential Annuities, Prudential Individual Life, and the Prudential entity(ies) set forth on this form, are not acting as your fiduciary as defined by any applicable laws and regulations. Please consult with your financial professional about managing or investing your retirement savings.

Page 9 of 9 (All pages must be returned) ORD 310098 IIPRCICC22-P-VA-APP(2/22) 8. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Pruco and completed all training required by Pruco and applicable laws. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life and its affiliates will rely on this statement. A. FINANCIAL PROFESSIONAL(S) USE ONLY Percentage % ID Number Telephone Number Email address Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Name (First, Middle, Last ) B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) Financial Professional Signature Date of Signature (mm/dd/yyyy) Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE SIGN HERE